Exhibit (25)(2)(a)(2)


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              GROSVENOR REGISTERED MULTI-STRATEGY FUND (TI 2), LLC

                     (A DELAWARE LIMITED LIABILITY COMPANY)

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                       LIMITED LIABILITY COMPANY AGREEMENT

                          DATED AS OF NOVEMBER 30, 2009

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                              ONE FINANCIAL CENTER
                                BOSTON, MA 02111
                                 (617) 772-3672

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                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   DEFINITIONS

                                   ARTICLE II

                       ORGANIZATION; ADMISSION OF MEMBERS

2.1  Formation of Limited Liability Company..............................     7
2.2  Name................................................................     7
2.3  Principal and Registered Office.....................................     7
2.4  Duration............................................................     7
2.5  Objective and Business of the Company...............................     7
2.6  Board of Directors..................................................     8
2.7  Members.............................................................     8
2.8  Organizational Member...............................................     9
2.9  Both Directors and Members..........................................     9
2.10 Limited Liability...................................................     9

                                   ARTICLE III

                                   MANAGEMENT

3.1  Management and Control..............................................     9
3.2  Actions by the Board of Directors...................................    10
3.3  Officers............................................................    10
3.4  Meetings of Members.................................................    11
3.5  Custody of Assets of the Company....................................    12
3.6  Other Activities of Members and Directors...........................    12
3.7  Duty of Care........................................................    12
3.8  Indemnification.....................................................    13
3.9  Fees, Expenses and Reimbursement....................................    15
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                                   ARTICLE IV

                            TERMINATION OF STATUS OF
                      DIRECTORS, TRANSFERS AND REPURCHASES

4.1  Termination of Status of a Director.................................    15
4.2  Removal of the Directors............................................    16
4.3  Transfer of Interests of Members....................................    16
4.4  Repurchase of Interests.............................................    17

                                    ARTICLE V

                                     CAPITAL

5.1  Contributions to Capital............................................    19
5.2  Rights of Members to Capital........................................    20
5.3  Capital Accounts....................................................    20
5.4  Allocation of Net Profit and Net Loss...............................    21
5.5  Allocation of Certain Expenditures..................................    21
5.6  Reserves............................................................    21
5.7  Tax Allocations.....................................................    22
5.8  Distributions.......................................................    24
5.9  Withholding.........................................................    24

                                   ARTICLE VI

                           DISSOLUTION AND LIQUIDATION

6.1  Dissolution.........................................................    25
6.2  Liquidation of Assets...............................................    25

                                   ARTICLE VII

                  ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

7.1  Accounting and Reports..............................................    26
7.2  Determinations by the Board of Directors............................    27
7.3  Valuation of Assets.................................................    27
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                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

8.1  Amendment of Limited Liability Company Agreement....................    28
8.2  Special Power of Attorney...........................................    29
8.3  Notices.............................................................    30
8.4  Agreement Binding Upon Successors and Assigns.......................    30
8.5  Applicability of 1940 Act and Form N-2..............................    30
8.6  Choice of Law; Arbitration..........................................    31
8.7  Not for Benefit of Creditors........................................    32
8.8  Consents............................................................    32
8.9  Merger and Consolidation............................................    32
8.10 Pronouns............................................................    32
8.11 Confidentiality.....................................................    32
8.12 Certification of Non-Foreign Status.................................    33
8.13 Severability........................................................    33
8.14 Filing of Returns...................................................    34
8.15 Tax Matters Partner.................................................    34
8.16 Section 754 Election................................................    34
8.17 Member Tax Basis....................................................    35
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              GROSVENOR REGISTERED MULTI-STRATEGY FUND (TI 2), LLC
                       LIMITED LIABILITY COMPANY AGREEMENT

          THIS LIMITED LIABILITY COMPANY AGREEMENT of Grosvenor Registered Multi-Strategy Fund (TI 2), LLC (the "Company") is dated as of November 30, 2009 by and among Alan Brott, John C. Hover II, Victor F. Imbimbo, Jr., Stephen V. Murphy and Thomas G. Yellin, and those Persons hereinafter admitted as Members.

                                   WITNESSETH:

          WHEREAS, the Company has heretofore been formed as a limited liability company under the Delaware Limited Liability Company Act pursuant to an initial Certificate of Formation (the "Certificate") dated and filed with the Secretary of State of Delaware on October 26, 2009;

          NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

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                                    ARTICLE I

                                   DEFINITIONS

                                   ----------

          For purposes of this Agreement:

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1940 ACT                The Investment Company Act of 1940, as amended, and the
                        rules, regulations and orders thereunder, as amended from time to time, or any successor law.

ADMINISTRATOR           The Person who provides administrative services to the
                        Company pursuant to an administrative services agreement.

ADVISERS ACT            The Investment Advisers Act of 1940 and the rules,
                        regulations and orders thereunder, as amended from time to time, or any successor law.

AFFILIATE               An affiliated Person of a Person, as such term is
                        defined in the 1940 Act.

AGREEMENT               This Limited Liability Company Agreement, as amended
                        from time to time.
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BOARD OF DIRECTORS      The Board of Directors established pursuant to Section
                        2.6.

CAPITAL ACCOUNT         With respect to each Member, the capital account
                        established and maintained on behalf of each Member pursuant to Section 5.3 hereof.

CERTIFICATE             The Certificate of Formation of the Company and any
                        amendments thereto as filed with the office of the Secretary of State of Delaware.

CLOSING DATE            The first date on or as of which a Member other than the
                        Organizational Member is admitted to the Company.

CODE The United States Internal Revenue Code of 1986, as amended from time to time, or any successor law.

COMPANY The limited liability company governed hereby, as such limited liability company may from time to time be constituted.

DELAWARE ACT            The Delaware Limited Liability Company Act as in effect
                        on the date hereof and as amended from time to time, or any successor law.

DIRECTOR An individual designated or elected as a director of the Company pursuant to the provisions of Section 2.6 of this Agreement and who serves on the Board of Directors of the Company.

FISCAL PERIOD           Each period commencing on the day immediately following
                        the last day of the preceding Fiscal Period, and ending at the close of business on the first to occur of the following dates:

                        (1)  the last business day of a calendar month;

                        (2)  the last day of a Fiscal Year;

                        (3)  the last day of a Taxable Year;

                        (4)  the day preceding any day as of which a
                             contribution to the capital of the Company is made pursuant to Section 5.1;
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                        (5)  any day on which the Company repurchases any
                             Interest or portion of an Interest of any Member

                        (6) any day (other than one specified in clause (2) above) as of which this Agreement provides for any amount to be credited to or debited against the Capital Account of any Member, other than an amount to be credited to or debited against the Capital Accounts of all Members in accordance with their respective Investment Percentages.

FISCAL YEAR             Each period commencing on April 1 of each year and
                        ending on March 31 of each year (or on the date of a final distribution pursuant to Section 6.2 hereof), unless the Board of Directors shall elect another fiscal year for the Company.

FORM N-2 The Company's Registration Statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.

INDEPENDENT DIRECTORS   Those Directors who are not "interested persons" of the
                        Company as such term is defined in the 1940 Act.

INTEREST The entire ownership interest in the Company at any particular time of a Member, or other Person to whom an Interest of a Member or portion thereof has been transferred pursuant to Section 4.3 hereof, including the rights and obligations of such Member or other Person under this Agreement and the Delaware Act.

INVESTMENT FUNDS        Unregistered investment funds and registered investment
                        companies.

INVESTMENT MANAGERS     Investment advisers who enter into advisory agreements
                        to manage a designated portfolio of investments for the
                        Company or who manage Investment Funds in which the
                        Company has invested.
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INVESTMENT PERCENTAGE   A percentage established for each Member on the
                        Company's books as of the first day of each Fiscal
                        Period. The Investment Percentage of a Member for a
                        Fiscal Period shall be determined by dividing the balance of the Member's Capital Account as of the commencement of such Fiscal Period by the sum of the Capital Accounts of all of the Members as of the commencement of such Fiscal Period. The sum of the Investment Percentages of all Members for each Fiscal
                        Period shall equal 100%.

MANAGEMENT AGREEMENT    A separate written agreement entered into by the Company
                        pursuant to which the Management Services Provider provides Management Services to the Company.

MANAGEMENT SERVICES     Such administrative and other services as the Management
                        Services Provider is required to provide to the Company pursuant to the Management Agreement.

MANAGEMENT SERVICES     The Person who at any particular time provides
PROVIDER                non-investment advisory related management services and
                        certain administrative services to the Company pursuant to a Management Agreement.

MEMBER Any Person who shall have been admitted to the Company as a member (including any Director in such Person's capacity as a member of the Company but excluding any Director in such Person's capacity as a Director of the Company) until the Company repurchases the entire Interest of such Person as a member pursuant to Section
                        4.4 hereof or a substituted Member or Members are admitted with respect to any such Person's entire Interest as a member pursuant to Section 4.3 hereof; such term includes the Management Service Provider to the extent the Management Service Provider makes a capital contribution to the Company and shall have been admitted to the Company as a member.

NET ASSETS              The total value of all assets of the Company, less an
                        amount equal to all accrued debts, liabilities and
                        obligations of the Company, calculated before giving
                        effect to any repurchases of Interests.
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NET PROFIT OR NET       The amount by which the Net Assets as of the close of
LOSS                    business on the last day of a Fiscal Period exceed (in
                        the case of Net Profit) or are less than (in the case of Net Loss) the Net Assets as of the commencement of the same Fiscal Period (or, with respect to the initial
                        Fiscal Period of the Company, at the close of business on the Closing Date), such amount to be adjusted to exclude any items to be allocated among the Capital
                        Accounts of the Members on a basis which is not in accordance with the respective Investment Percentages of all Members as of the commencement of such Fiscal Period pursuant to Sections 5.5 and 5.6 hereof.

OFFICER An individual designated as an officer of the Company pursuant to the provisions of Section 3.3 of the Agreement and who serves as an officer of the Company.

ORGANIZATIONAL MEMBER   Steven L. Suss

PERSON A corporation, limited liability company, association, joint venture, partnership, trust, any other entity or individual.

SECURITIES              Securities (including, without limitation, equities,
                        debt obligations, options, and other "securities" as that term is defined in Section 2(a)(36) of the 1940
                        Act) and any contracts for forward or future delivery of any security, debt obligation or currency, or commodity, all manner of derivative instruments and any contracts based on any index or group of securities, debt obligations or currencies, or commodities, and any options thereon, as well as shares of or interests in Investment Funds, including but not limited to another
                        Investment Fund that has the same investment objective and substantially the same investment policies as the Company.

SUBADVISER              Any Person or Persons who from time to time shall have
                        contracted with the Adviser to provide investment advisory or investment management services to the Company pursuant to an investment subadvisory agreement.

TAXABLE YEAR            The 12-month period ending December 31 of each year.
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TRANSFER                The assignment, transfer, sale, encumbrance, pledge or
                        other disposition of all or any portion of an Interest,
                        including any right to receive any allocations and
                        distributions attributable to an Interest.
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                                   ARTICLE II

                       ORGANIZATION; ADMISSION OF MEMBERS

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          2.1 FORMATION OF LIMITED LIABILITY COMPANY.

          The Board of Directors shall execute and file in accordance with the Delaware Act any amendment to the Certificate and shall execute and file with applicable governmental authorities any other instruments, documents and certificates that, in the opinion of the Company's legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Company.

          2.2 NAME.

          The name of the Company shall be "Grosvenor Registered Multi-Strategy Fund (TI 2), LLC" or such other name as the Board of Directors may hereafter adopt upon (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and (ii) sending notice thereof to each Member.

          2.3 PRINCIPAL AND REGISTERED OFFICE.

          The Company shall have its principal office at One Financial Center, Boston, MA 02111, or at such other place designated from time to time by the Board of Directors.

          The Company shall have its registered office in Delaware at 615 South DuPont Highway, Dover, Delaware 19901, and shall have National Corporate Research, Ltd. as its registered agent for service of process in Delaware, unless a different registered office or agent is designated from time to time by the Board of Directors.

          2.4 DURATION.

          The term of the Company commenced on the filing of the Certificate with the Secretary of State of Delaware and shall continue until the Company is dissolved pursuant to Section 6.1 hereof.

          2.5 OBJECTIVE AND BUSINESS OF THE COMPANY.

          (a) The objective and business of the Company is to purchase, sell (including short sales), invest and trade in Securities, on margin or otherwise, and to engage in any financial or derivative transactions relating thereto or otherwise. The Company may execute, deliver and perform all contracts, agreements, subscription documents and other undertakings and engage in


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all activities and transactions as may in the opinion of the Board of Directors be necessary or advisable to carry out its objective or business. The Company shall be operated subject to any applicable restrictions of the Bank Holding Company Act of 1956, as amended. Subject to approval by the Board of Directors, the Company may pursue its investment objective by investing substantially all of its assets in another Investment Fund that has the same investment objective and substantially the same investment policies as the Company.

          (b) The Company shall operate as a closed-end, diversified, management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions set forth in the Form N-2.

          2.6 BOARD OF DIRECTORS.

          (a) The Board of Directors may, subject to the provisions of paragraphs (a) and (b) of this Section 2.6 with respect to the number of and vacancies in the position of Director and the provisions of Section 3.4 hereof with respect to the election of Directors to the Board of Directors by Members, designate any person who shall agree to be bound by all of the terms of this Agreement as a Director. The names and mailing addresses of the Directors shall be set forth in the books and records of the Company. The number of Directors shall be fixed from time to time by the Board of Directors.

          (b) Each Director shall serve on the Board of Directors for the duration of the term of the Company, unless his or her status as a Director shall be sooner terminated pursuant to Section 4.1 hereof. In the event of any vacancy in the position of Director, the remaining Directors may appoint an individual to serve in such capacity, so long as immediately after such appointment at least two-thirds (2/3) of the Directors then serving would have been elected by the Members. The Board of Directors may call a meeting of Members to fill any vacancy in the position of Director, and shall do so within 60 days after any date on which Directors who were elected by the Members cease to constitute a majority of the Directors then serving on the Board of Directors.

          (c) In the event that no Director remains to continue the business of the Company, the Management Services Provider shall promptly call a meeting of the Members, to be held within 60 days after the date on which the last Director ceased to act in that capacity, for the purpose of determining whether to continue the business of the Company and, if the business shall be continued, of electing the required number of Directors to the Board of Directors. If the Members shall determine at such meeting not to continue the business of the Company or if the required number of Directors is not elected within 60 days after the date on which the last Director ceased to act in that capacity, then the Company shall be dissolved pursuant to Section 6.1 hereof and the assets of the Company shall be liquidated and distributed pursuant to Section 6.2 hereof.

          2.7 MEMBERS.

          The Board of Directors may admit one or more Members as of the first day of each month or more or less frequently in the sole discretion of the Board of Directors. Subject to the foregoing terms, Members may be admitted to the Company subject to the condition that each


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such Member shall execute an appropriate signature page of this Agreement or of the Company's subscription agreement pursuant to which such Member agrees to be bound by all the terms and provisions hereof. The Board of Directors may in its absolute discretion reject any subscription for Interests. The admission of any Person as a Member shall be effective upon the revision of the books and records of the Company to reflect the name and the contribution to the capital of the Company of such additional Member.

          2.8 ORGANIZATIONAL MEMBER.

          The initial contribution of capital to the Company by the Organizational Member shall be represented by an Interest, which Interest shall have the same rights as other Interests.

          2.9 BOTH DIRECTORS AND MEMBERS

          A Member may at the same time be a Director and a Member, in which event such Member's rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions hereof or as provided in the Delaware Act.

          2.10 LIMITED LIABILITY

          Except as provided under applicable law, a Member shall not be liable for the Company's debts, obligations and liabilities in any amount in excess of the Capital Account balance of such Member, plus such Member's share of undistributed profits and assets. Except as provided under applicable law, a Director shall not be liable for the Company's debts, obligations and liabilities.

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                                   ARTICLE III

                                   MANAGEMENT

                                   ----------

          3.1 MANAGEMENT AND CONTROL.

          (a) Management and control of the business of the Company shall be vested in the Board of Directors, which shall have the right, power and authority, on behalf of the Company and in its name, to exercise all rights, powers and authority of Directors under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Company and their duties hereunder. No Director shall have the authority individually to act on behalf of or to bind the Company except within the scope of such Director's authority as delegated by the Board of Directors. The parties hereto intend that, except to the extent otherwise expressly provided herein, (i) each Director shall be vested with the same powers, authority and responsibilities on behalf of the Company as are customarily vested in each director of a Delaware corporation and (ii) each Independent Director shall be vested with the same powers, authority and responsibilities on behalf of the Company as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act that is organized as a Delaware corporation who is not an "interested person" of such company as


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such term is defined in the 1940 Act. During any period in which the Company shall have no Directors, the Management Services Provider shall continue to serve as the Management Services Provider to the Company and to provide the Management Services to the Company.

          (b) Each Member agrees not to treat, on such Member's personal income tax return or in any claim for a tax refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of such item by the Company. The Board of Directors shall have the exclusive authority and discretion to make any elections required or permitted to be made by the Company under any provisions of the Code or any other revenue laws.

          (c) Members shall have no right to participate in and shall take no part in the management or control of the Company's business and shall have no right, power or authority to act for or bind the Company. Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act or as otherwise required in the Delaware Act.

          (d) The Board of Directors may delegate to any other Person any rights, power and authority vested by this Agreement in the Board of Directors to the extent permissible under applicable law, and may appoint persons to serve as Officers.

          3.2 ACTIONS BY THE BOARD OF DIRECTORS.

          (a) Unless provided otherwise in this Agreement, the Board of Directors shall act only: (i) by the affirmative vote of a majority of the Directors (including the vote of a majority of the Independent Directors if required by the 1940 Act) present at a meeting duly called at which a quorum of the Directors shall be present (in person or, if in person attendance is not required by the 1940 Act, by telephone) or (ii) by unanimous written consent of all of the Directors without a meeting, if permissible under the 1940 Act.

          (b) The Board of Directors may designate from time to time a Principal Director who shall preside at all meetings. Meetings of the Board of Directors may be called by the Principal Director or by any two Directors, and may be held on such date and at such time and place as the Board of Directors shall determine. Each Director shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting. Notice need not be given to any Director who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting. Directors may attend and participate in any meeting by telephone except where in person attendance at a meeting is required by the 1940 Act. A majority of the Directors shall constitute a quorum at any meeting.

          3.3 OFFICERS.

          (a) The Board of Directors may elect one or more Officers. The Board of Directors may also delegate to an Officer the authority to appoint, remove or fix the duties, compensation or terms of office of, one or more other Officers as the Board of Directors shall at any time and from time to time deem to be advisable. A person holding more than one office may not act in more than one capacity to execute, acknowledge or verify on behalf of the


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Company any instrument required by law to be executed, acknowledged and verified by more than one Officer. No Officer need also be a Director.

          (b) Each Officer shall hold office until his successor is elected or appointed or until his earlier displacement from office by resignation, removal or otherwise; provided, that if the term of office of any Officer shall have been fixed by the Board of Directors, or by an Officer acting under authority delegated by the Board of Directors, such Officer shall cease to hold such office no later than the date of expiration of such term, regardless of whether any other person shall have been elected or appointed to succeed him. Any Officer may resign at any time by written notice to the Company. Any Officer may be removed at any time by the Board of Directors or by an Officer acting under authority delegated by the Board of Directors if in its or his judgment the best interest of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an Officer shall not of itself create contract rights between the Company and such Officer.

          (c) If the office of any Officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors or by the Officer acting under authority delegated by the Board of Directors. Each Officer elected or appointed to fill a vacancy shall hold office for the balance of the term for which his predecessor was elected or appointed.

          (d) All Officers as between themselves and the Company shall have such powers, perform such duties and be subject to such restrictions, if any, in the management of the Company as may be provided in this Agreement or, to the extent not so provided, as may be prescribed by the Board of Directors or by the Officer acting under authority delegated by the Board of Directors.

          3.4 MEETINGS OF MEMBERS.

          (a) Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present. Meetings of the Members may be called by the Board of Directors or by Members holding 25% or more of the total number of votes eligible to be cast by all Members, and may be held at such time, date and place as the Board of Directors shall determine. The Board of Directors shall arrange to provide written notice of the meeting, stating the date, time and place of the meeting and the record date therefor, to each Member entitled to vote at the meeting within a reasonable time prior thereto. Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting, except as otherwise required by applicable law. Only matters set forth in the notice of a meeting may be voted on by the Members at a meeting. The presence in person or by proxy of Members holding a majority of the total number of votes eligible to be cast by all Members as of the record date shall constitute a quorum at any meeting. In the absence of a quorum, a meeting of the Members may be adjourned by action of Members present at such meeting in person or by proxy holding a majority of the total number of votes eligible to be cast by such Members, without additional notice to the Members. Except as otherwise required by any provision of this Agreement or of the 1940 Act, (i) those candidates receiving a plurality of the votes cast at any meeting of Members shall be elected as Directors and (ii) all other actions of the Members taken at a


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meeting shall require the affirmative vote of Members holding a majority of the total number of votes eligible to be cast by those Members who are present in person or by proxy at such meeting.

          (b) Each Member shall be entitled to cast at any meeting of Members a number of votes equivalent to such Member's Investment Percentage as of the record date for such meeting. The Board of Directors shall establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Members to determine eligibility to vote at such meeting and the number of votes that each Member will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

          (c) A Member may vote at any meeting of Members by a proxy properly executed in writing by the Member and filed with the Company before or at the time of the meeting. A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Company at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person. Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

          3.5 CUSTODY OF ASSETS OF THE COMPANY.

          The physical possession of all funds, Securities or other properties of the Company shall at all times, be held, controlled and administered by one or more custodians retained by the Company in accordance with the requirements of the 1940 Act and the rules thereunder.

          3.6 OTHER ACTIVITIES OF MEMBERS AND DIRECTORS.

          (a) The Directors shall not be required to devote full time to the affairs of the Company, but shall devote such time as may reasonably be required to perform their obligations under this Agreement.

          (b) Any Member or Director, and any Affiliate of any Member or Director, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisors or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Member or Director shall have any rights in or to such activities of any other Member or Director, or any profits derived therefrom.

          3.7 DUTY OF CARE.

          (a) A Director shall not be liable to the Company or to any of its Members for any loss or damage occasioned by any act or omission in the performance of his or her services


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under this Agreement, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such Director constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Director's office.

          (b) Members not in breach of any obligation hereunder or under any agreement pursuant to which the Member subscribed for an Interest shall be liable to the Company, any Member or third parties only as provided under the Delaware Act.

          3.8 INDEMNIFICATION.

          (a) To the fullest extent permitted by law, the Company shall, subject to Section 3.8(b) hereof, indemnify each Director and officer (including for this purpose his or her respective executors, heirs, assigns, successors or other legal representatives), against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Director or officer of the Company or the past or present performance of services to the Company by such indemnitee, except to the extent such loss, claim, damage, liability, cost or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. The rights of indemnification provided under this Section 3.8 shall not be construed so as to provide for indemnification of a Director or officer for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on Persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.8 to the fullest extent permitted by law.

          (b) Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Company in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Company amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under
Section 3.8(a) hereof; PROVIDED, HOWEVER, that (i) such indemnitee shall provide security for such undertaking, (ii) the Company shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee's failure to fulfill such undertaking, or (iii) a majority of the Directors (excluding any Director who is either seeking advancement of expenses hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

          (c) As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Company or Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, indemnification shall be provided pursuant to Section 3.8(a) hereof if (i) approved as in the best interests of the Company by a majority of the Directors (excluding any Director who is either seeking indemnification hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Company and that such indemnitee is not liable to the Company or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, or (ii) the Board of Directors secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnification would not protect such indemnitee against any liability to the Company or its Members to which such indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office.

          (d) Any indemnification or advancement of expenses made pursuant to this Section 3.8 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Company or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. In (i) any suit brought by a Director (or other Person entitled to indemnification hereunder) to enforce a right to indemnification under this Section 3.8 it shall be a defense that, and (ii) in any suit in the name of the Company to recover any indemnification or advancement of expenses made pursuant to this Section 3.8 the Company shall be entitled to recover such expenses upon a final adjudication that, the Director or other Person claiming a right to indemnification under this Section 3.8 has not met the applicable standard of conduct set forth in this Section 3.8. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.8, the burden of proving that the Director or other Person claiming a right to indemnification is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.8 shall be on the Company (or any Member acting derivatively or otherwise on behalf of the Company or its Members).

          (e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.8 or to which such indemnitee may otherwise be entitled except out of the assets of the Company, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

          (f) The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any Person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.8 shall affect the power of the Company to purchase and maintain liability insurance on behalf of any Director or other Person.

          3.9 FEES, EXPENSES AND REIMBURSEMENT.

          (a) So long as the Management Services Provider provides Management Services to the Company, it shall be entitled to receive fees for such services as may be agreed to by the Management Services Provider and the Company pursuant to the Management Agreement.

          (b) The Board of Directors may cause the Company to compensate each Director who is not an officer or employee of the Management Services Provider (or of any Affiliate of the Management Services Provider) for his or her services as such. In addition, the Directors shall be reimbursed by the Company for reasonable out-of-pocket expenses incurred by them in performing their duties under this Agreement.

          (c) The Company shall bear all of its own operating expenses other than those specifically required to be borne by the Management Services Provider or another party pursuant to the Management Agreement or another agreement with the Company. The Management Services Provider shall be entitled to reimbursement from the Company for any expenses that it pays on behalf of the Company.

          (d) Subject to procuring any required regulatory approvals, from time to time the Company may, alone or in conjunction with other accounts for which the Management Services Provider, or any Affiliate of the Management Services Provider, acts as general partner or investment adviser, purchase insurance in such amounts, from such insurers and on such terms as the Board of Directors shall determine.

                                   ----------

                                   ARTICLE IV

                            TERMINATION OF STATUS OF
                      DIRECTORS, TRANSFERS AND REPURCHASES

                                   ----------

          4.1 TERMINATION OF STATUS OF A DIRECTOR.

          The status of a Director shall terminate if the Director (i) shall die; (ii) shall be adjudicated incompetent; (iii) shall voluntarily withdraw as a Director (upon prior written notice to the other Directors); (iv) shall be removed; (v) shall be certified by a physician to be mentally or physically unable to perform his or her duties hereunder; (vi) shall be declared bankrupt by a court with appropriate jurisdiction, file a petition commencing a voluntary case under any bankruptcy law or make an assignment for the benefit of creditors; (vii) shall have a receiver appointed to administer the property or affairs of such Director; or (viii) shall otherwise cease to be a Director of the Company under the Delaware Act.

          4.2 REMOVAL OF THE DIRECTORS.

          Any Director may be removed either by (a) the vote or written consent of at least two-thirds (2/3) of the Directors not subject to the removal vote or
(b) the vote or written consent of Members holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Members.

          4.3 TRANSFER OF INTERESTS OF MEMBERS.

          (a) An Interest of a Member may be transferred only (i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency or dissolution of such Member or (ii) with the written consent of the Board of Directors (which may be withheld in its sole discretion); provided, HOWEVER, that the Board of Directors may not consent to any Transfer other than a Transfer (i) in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferor (E.G., certain Transfers to affiliates, gifts and contributions to family entities),
(ii) to members of the Member's immediate family (brothers, sisters, spouse, parents and children), or (iii) relating to a distribution from a qualified retirement plan or an individual retirement account, unless it consults with counsel to the Company and counsel to the Company confirms that such Transfer will not cause the Company to be treated as a "publicly traded partnership" taxable as a corporation.

          (b) The Board of Directors may not consent to a Transfer of an Interest or a portion thereof of a Member unless: (i) the Person to whom such Interest is transferred is a Person whom the Company believes is an accredited investor, as such term is defined in Regulation D under the Securities Act of 1933 or any successor thereto; (ii) the Person to whom such Interest is transferred (or each of such Person's beneficial owners if such a Person is a "private investment company" as defined in paragraph (d)(3) of Rule 205-3 under the Advisers Act) is a Person whom the Company believes meets the requirements of paragraph (d)(1) of Rule 205-3 under the Advisers Act and all then applicable qualification requirements to invest in the Company as established by the Board of Directors; and (iii) the entire Interest of the Member is transferred to a single transferee or, after the Transfer of a portion of an Interest, the balance of the Capital Account of each of the transferee and transferor is not less than $50,000. Any transferee that acquires an Interest by operation of law as the result of the death, divorce, bankruptcy, insolvency or dissolution of a Member or otherwise, shall be entitled to the allocations and distributions allocable to the Interest so acquired, to Transfer such Interest in accordance with the terms of this Agreement and to tender the Interest for repurchase by the Company, but shall not be entitled to the other rights of a Member unless and until such transferee becomes a substituted Member. If a Member transfers an Interest with the approval of the Board of Directors, the Board of Directors shall promptly take all necessary actions so that the transferee to whom such Interest is transferred is admitted to the Company as a Member. Each Member effecting a Transfer and its transferee agree to pay all expenses, including attorneys' and accountants' fees, incurred by the Company in connection with such Transfer.

          (c) Each Member shall indemnify and hold harmless the Company, the Directors, the Management Services Provider, each other Member and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such Persons may become subject by reason of or arising from
(i) any Transfer made by such Member in violation of this Section 4.3 and (ii) any misrepresentation by such Member in connection with any such Transfer.

          4.4 REPURCHASE OF INTERESTS.

          (a) Except as otherwise provided in this Agreement, no Member or other Person holding an Interest or portion thereof shall have the right to withdraw or tender to the Company for repurchase that Interest or portion thereof. The Board of Directors from time to time, in its complete and exclusive discretion and on such terms and conditions as it may determine, may cause the Company to repurchase Interests or portions thereof pursuant to written tenders. However, the Company shall not offer to repurchase Interests on more than four occasions during any one Fiscal Year unless it has been advised by counsel to the Company to the effect that such more frequent offers would not cause any adverse tax consequences to the Company or the Members. In determining whether to cause the Company to repurchase Interests or portions thereof pursuant to written tenders, the Board of Directors shall consider the recommendation of the Management Services Provider, and shall also consider the following factors, among others:

               (1) whether any Members have requested to tender Interests or portions thereof to the Company;

               (2)  the liquidity of the Company's assets;

               (3) the investment plans and working capital requirements of the Company;

               (4) the relative economies of scale with respect to the size of the Company;

               (5) the history of the Company in repurchasing Interests or portions thereof;

               (6)  the economic condition of the securities markets; and

               (7) the anticipated tax consequences of any proposed repurchases of Interests or portions thereof.

The Board of Directors shall cause the Company to repurchase Interests or portions thereof pursuant to written tenders only on terms fair to the Company and to all Members or one or more classes of Members (including Persons holding Interests acquired from Members), as applicable.

          (b) A Member who tenders for repurchase only a portion of such Member's Interest shall be required to maintain a Capital Account balance at least equal to $50,000, or such lesser amount as may be established by the Board of Directors.

          (c) The Management Services Provider may tender its Interest or a portion thereof as a Member under Section 4.4(a) hereof.

          (d) The Board of Directors may cause the Company to repurchase an Interest or portion thereof of a Member or any Person acquiring an Interest or portion thereof from or through a Member in the event that the Board of Directors determines or has reason to believe that:

               (1) such an Interest or portion thereof has been transferred in violation of Section 4.3 hereof, or such an Interest or portion thereof has vested in any Person by operation of law as the result of the death, divorce, dissolution, bankruptcy or adjudication of incompetence of a Member;

               (2) ownership of such an Interest by a Member or other Person will cause the Company to be in violation of, or require registration of any Interest or portion thereof under, or subject the Company to additional registration or regulation under, the securities laws of the United States or any other relevant jurisdiction;

               (3) continued ownership of such an Interest may be harmful or injurious to the business or reputation of the Company, the Directors, the Management Services Provider or the Subadviser, or may subject the Company or any of the Members to an undue risk of adverse tax or other fiscal consequences;

               (4) any of the representations and warranties made by a Member in connection with the acquisition of an Interest or portion thereof was not true when made or has ceased to be true;

               (5) it would be in the best interests of the Company, as determined by the Board of Directors in its absolute discretion, for the Company to repurchase such an Interest or portion thereof; or

               (6) the value of a Member's Interest is less than an amount that the Board of Directors determines to be a minimum investment in the Company, or more than an amount that the Board determines to be a maximum investment in the Company; or

               (7) such repurchase is necessary to correct an administrative error made by the Company or its agent in connection with the sale or purchase of an Interest.

          (e) Repurchases of Interests or portions thereof by the Fund shall be payable in such time and such manner as the Board of Directors in its discretion shall determine. Payment of the purchase price for an Interest or portion thereof may consist of: (i) cash or a promissory note, which need not bear interest, in an amount equal to such percentage, as may be determined by the Board of Directors, of the estimated unaudited net asset value of the Interest (or portion thereof) repurchased by the Company determined as of the valuation date for such repurchase (the "INITIAL PAYMENT"); and, if determined to be appropriate by the Board of Directors or if the Initial Payment is less than 100% of the estimated unaudited net asset value of the repurchased Interest,
(ii) a contingent payment in cash or a promissory note, which need not bear interest, equal to the excess, if any, of (x) the net asset value of the Interest (or portion thereof) repurchased by the Company as of the valuation date for such repurchase, as subsequently determined (which determination may but need not be based on the audited financial statements of the Company for the Fiscal Year in which such repurchase was effective), over (y) the Initial Payment. Notwithstanding anything to the contrary, the Company, in the discretion of the Board of Directors, may pay all or any portion of the repurchase price in Securities (or any combination of Securities and cash) of equivalent value. All such repurchases shall be subject to any and all conditions as the Board of Directors may impose and shall be effective as of a date set by the Board of Directors. The amount due to any Member whose Interest or portion thereof is repurchased shall be equal to the value of such Member's Capital Account or portion thereof as applicable as of the valuation date for such repurchase, after giving effect to all allocations to be made to such Member's Capital Account as of such date.

          (f) In the event that the Company does not at least once during any 24-month period repurchase any of the Interests tendered in accordance with the procedures described above, the Board of Directors will call a meeting of Members for the purpose of determining whether the Company should be dissolved, as contemplated by Section 6.1(3) hereof.

                                   ----------

                                    ARTICLE V

                                     CAPITAL

                                   ----------

          5.1 CONTRIBUTIONS TO CAPITAL.

          (a) The minimum initial contribution of each Member to the capital of the Company shall be such amount as the Board of Directors, in its discretion, may determine from time to time, but in no event shall be less than $50,000. The amount of the initial contribution of each Member shall be recorded on the books and records of the Company upon acceptance as a contribution to the capital of the Company. The Directors shall not be entitled to make voluntary contributions of capital to the Company as Directors of the Company, but may make voluntary contributions to the capital of the Company as Members. The Management Services Provider may make voluntary contributions to the capital of the Company as a Member.

          (b) The Members and the Management Services Provider, as a Member, may make additional contributions to the capital of the Company of at least $10,000, effective as of such times as the Board of Directors, in its discretion, may permit, subject to the limitations applicable to the admission of Members pursuant to Section 2.7 hereof, but no Member shall be obligated to make any additional contribution to the capital of the Company except to the extent provided in Section 5.6 hereof.

          (c) Except as otherwise permitted by the Board of Directors, (i) initial and any additional contributions to the capital of the Company by any Member shall be payable in cash or in such Securities that the Board of Directors, in its absolute discretion, may agree to accept on behalf of the Company, and (ii) initial and any additional contributions in cash shall be payable in readily available funds at the date of the proposed acceptance of the contribution. The Company shall charge each Member making a contribution in Securities to the capital of the Company such amount as may be determined by the Board of Directors not exceeding 2% of the value of such contribution in order to reimburse the Company for any costs incurred by the Company by reason of accepting such Securities, and any such charge shall be due and payable by the contributing Member in full at the time the contribution to the capital of the Company to which such charges relate is due. The value of contributed Securities shall be determined in accordance with Section 7.3 hereof as of the date of contribution.

          (d) The minimum initial and additional contributions set forth in (a) and (b) of this Section 5.1 may be reduced by the Board of Directors in accordance with such schedule of reductions as may be adopted by the Board of Directors in its sole discretion.

          5.2 RIGHTS OF MEMBERS TO CAPITAL.

          No Member shall be entitled to interest on any contribution to the capital of the Company, nor shall any Member be entitled to the return of any capital of the Company except (i) upon the repurchase by the Company of a part or all of such Member's Interest pursuant to Section 4.4 hereof, (ii) pursuant to the provisions of Section 5.6(c) hereof or (iii) upon the liquidation of the Company's assets pursuant to Section 6.2 hereof. No Member shall be liable for the return of any such amounts. No Member shall have the right to require partition of the Company's property or to compel any sale or appraisal of the Company's assets.

          5.3 CAPITAL ACCOUNTS.

          (a) The Company shall maintain a separate Capital Account for each Member.

          (b) Each Member's Capital Account shall have an initial balance equal to the amount of cash and the value of any Securities (determined in accordance with Section 7.3 hereof) (net of any liabilities secured by such Securities that the Company is considered to assume or take subject to under Section 752 of the
Code) constituting such Member's initial contribution to the capital of the Company.

          (c) Each Member's Capital Account shall be increased by the sum of (i) the amount of cash and the value of any Securities (determined in accordance with Section 7.3 hereof) (net of any liabilities secured by such Securities that the Company is considered to assume or take subject to Section under 752 of the
Code) constituting additional contributions by such Member to the capital of the Company permitted pursuant to Section 5.1 hereof, plus (ii) all amounts credited to such Member's Capital Account pursuant to Sections 5.4 through 5.6 hereof.

          (d) Each Member's Capital Account shall be reduced by the sum of (i) the amount of any repurchase of the Interest, or portion thereof, of such Member or distributions to such Member pursuant to Sections 4.4, 5.8 or 6.2 hereof which are not reinvested (net of any liabilities secured by any asset distributed that such Member is deemed to assume or take subject to under
Section 752 of the Code), plus (ii) any amounts debited against such Member's Capital Account pursuant to Sections 5.4 through 5.6 hereof.

          5.4 ALLOCATION OF NET PROFIT AND NET LOSS.

          As of the last day of each Fiscal Period, any Net Profit or Net Loss for the Fiscal Period shall be allocated among and credited to or debited against the Capital Accounts of the Members in accordance with their respective Investment Percentages for such Fiscal Period.

          5.5 ALLOCATION OF CERTAIN EXPENDITURES.

          Except as otherwise provided for in this Agreement and unless prohibited by the 1940 Act, any expenditures payable by the Company, to the extent determined by the Board of Directors to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, shall be charged to only those Members on whose behalf such payments are made or whose particular circumstances gave rise to such payments. Such charges shall be debited from the Capital Accounts of such Members as of the close of the Fiscal Period during which any such items were paid or accrued by the Company.

          5.6 RESERVES.

          (a) Appropriate reserves may be created, accrued and charged against Net Assets and proportionately against the Capital Accounts of the Members for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Management Services Provider or the Board of Directors, such reserves to be in the amounts that the Board of Directors, in its sole discretion, deems necessary or appropriate. The Board of Directors may increase or reduce any such reserves from time to time by such amounts as the Board of Directors, in its sole discretion, deems necessary or appropriate. The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Capital Accounts of those parties who are Members at the time when such reserve is created, increased or decreased, as the case may be; PROVIDED, HOWEVER, that if any such individual reserve item, adjusted by any increase therein, exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all such Members, the amount of such reserve, increase, or decrease shall instead be charged or credited to those parties who were Members at the time, as determined by the Board of Directors, in its sole discretion, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their Capital Accounts at that time.

          (b) If at any time an amount is paid or received by the Company (other than contributions to the capital of the Company, distributions or repurchases of Interests or portions thereof) and such amount exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all Members at the time of payment or receipt and such amount was not accrued or reserved for but would nevertheless, in accordance with the Company's accounting practices, be treated as applicable to one or more prior Fiscal Periods, then such amount shall be proportionately charged or credited, as appropriate, to those parties who were Members during such prior Fiscal Period or Fiscal Periods.

          (c) If any amount is required by paragraph (a) or (b) of this Section
5.6 to be charged or credited to a party who is no longer a Member, such amount shall be paid by or to such party, as the case may be, in cash, with interest from the date on which the Board of Directors determines that such charge or credit is required. In the case of a charge, the former Member shall be obligated to pay the amount of the charge, plus interest as provided above, to the Company on demand; PROVIDED, HOWEVER, that (i) in no event shall a former Member be obligated to make a payment exceeding the amount of such Member's Capital Account at the time to which the charge relates; and (ii) no such demand shall be made after the expiration of three years since the date on which such party ceased to be a Member. To the extent that a former Member fails to pay to the Company, in full, any amount required to be charged to such former Member pursuant to paragraph (a) or (b), whether due to the expiration of the applicable limitation period or for any other reason whatsoever, the deficiency shall be charged proportionately to the Capital Accounts of the Members at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise proportionately to the Capital Accounts of the current Members.

          5.7 TAX ALLOCATIONS.

          For each Fiscal Year, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Members in such manner as to reflect equitably amounts credited or debited to each Member's Capital Account for the current and prior Fiscal Years (or relevant portions thereof). Allocations under this Section 5.7 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Code, and Treasury Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), 1.704-1(b)(4)(i) and 1.704-3(e) promulgated thereunder, as applicable, or the successor provisions to such Section and Treasury Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Members such gains or income as shall be necessary to satisfy the "qualified income offset" requirements of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

          If the Company realizes ordinary income and/or capital gains (including short-term capital gains) for U.S. Federal income tax purposes (collectively, "income") for any Fiscal Year during or as of the end of which the Interests of one or more Positive Basis Members (as hereinafter defined) are repurchased by the Company pursuant to Article IV, the Board of Directors, in its sole discretion, may allocate such income as follows: (i) first, among such Positive Basis Members whose Interests are completely repurchased by the Company, pro rata in proportion to the respective Full Positive Basis (as hereinafter defined) of each such Positive Basis Member whose Interests are completely repurchased by the Company, until either the full amount of such income shall have been so allocated or the Full Positive Basis of each such Positive Basis Member shall have been eliminated, (ii) then, among such Positive Basis Members whose Interests are partially repurchased by the Company, pro rata in proportion to the respective Partial Positive Basis (as hereinafter defined) of each such Positive Basis Member whose Interests are partially repurchased by the Company, until either the remaining amount of such income shall have been so allocated or the Partial Positive Basis of each such Positive Basis Member shall have been eliminated and (iii) then any income not so allocated to Positive Basis Members to the other Members in such manner as shall equitably reflect the amounts allocated to such Members' Capital Accounts pursuant to Section 5.4.

          If the Company realizes deductions, ordinary losses and/or capital losses (including long-term capital losses) for U.S. Federal income tax purposes (collectively, "losses") for any Fiscal Year during or as of the end of which the Interests of one or more Negative Basis Members (as hereinafter defined) are repurchased by the Company pursuant to Article IV, the Board of Directors may elect, in its discretion, to allocate such losses as follows: (i) first, among such Negative Basis Members whose Interests are completely repurchased by the Company, pro rata in proportion to the respective Full Negative Basis (as hereinafter defined) of each such Negative Basis Member whose Interests are completely repurchased by the Company, until either the full amount of such losses shall have been so allocated or the Full Negative Basis of each such Negative Basis Member shall have been eliminated, (ii) then, among such Negative Basis Members whose Interests are partially repurchased by the Company, pro rata in proportion to the respective Partial Negative Basis (as hereinafter defined) of each such Negative Basis Member whose Interests are partially repurchased by the Company, until either the remaining amount of such losses shall have been so allocated or the Partial Negative Basis of each such Negative Basis Member shall have been eliminated and (iii) then any losses not so allocated to Negative Basis Members to the other Members in such manner as shall equitably reflect the amounts allocated to such Members' Capital Accounts pursuant to Section 5.4.

          As used herein, (i) the term "Full Positive Basis" shall mean, with respect to any Member whose Interests are completely repurchased by the Company and as of any time of calculation, the amount by which its interest in the Company as of such time plus an amount equal to any deemed distributions to such Member for U.S. Federal income tax purposes pursuant to Section 752 of the Code resulting from the repurchase of its Interests exceeds its "adjusted tax basis" for U.S. Federal income tax purposes, in its interest in the Company as of such time (ii) the term "Partial Positive Basis" shall mean, with respect to any Member whose Interests are partially repurchased by the Company and as of any time of calculation, the amount by which the amount received (or to be received) upon such partial repurchase as of such time plus an amount equal to any deemed distributions to such Member for U.S. Federal income tax purposes pursuant to
Section 752 of the Code resulting from the repurchase of its Interests exceeds the product of (x) its "adjusted tax basis," for U.S. Federal income tax purposes, in its interest in the Company as of such time and (y) a fraction, the numerator of which is the amount received (or to be received) plus an amount equal to any deemed distributions to such Member for U.S. Federal income tax purposes pursuant to Section 752 of the Code upon such partial repurchase, and the denominator of which is the value of such Member's Capital Account(s) whose Interests are partially repurchased by the Company immediately prior to such partial repurchase and (iii) the term "Positive Basis Member" shall mean any Member whose Interests are repurchased by the Company and who has Full Positive Basis or Partial Positive Basis as of the effective date of such repurchase (determined prior to any allocations made pursuant to this Section 5.7).

          As used herein, (i) the term "Full Negative Basis" shall mean, with respect to any Member whose Interest is completely repurchased by the Company and as of any time of calculation, the amount by which its interest in the Company as of such time plus an amount equal to any deemed distributions to such Member for U.S. Federal income tax purposes pursuant to Section 752 of the Code resulting from the repurchase of its Interests is less than its "adjusted tax basis" for Federal income tax purposes, in its interest in the Company as of such time, (ii) the term "Partial Negative Basis" shall mean, with respect to any Member whose Interests are partially repurchased by the Company and as of any time of calculation, the amount by which the amount received (or to be received) upon such partial repurchase as of such time plus an amount equal to any deemed distributions to such Member for U.S. Federal income tax purposes pursuant to
Section 752 of the Code resulting from the repurchase of its Interests is less than the product of (x) its "adjusted tax basis," for U.S. Federal income tax purposes, in its interest in the Company as of such time and (y) a fraction, the numerator of which is the amount received (or to be received) plus an amount equal to any deemed distributions to such Member for U.S. Federal income tax purposes pursuant to Section 752 of the Code upon such partial repurchase, and the denominator of which is the value of such Member's Capital Account(s) whose Interests are partially repurchased by the Company immediately prior to such partial repurchase and (iii) the term "Negative Basis Member" shall mean any Member whose Interests are repurchased by the Company and who has Full Negative Basis or Partial Negative Basis as of the effective date of such repurchase (determined prior to any allocations made pursuant to this Section 5.7).

          5.8 DISTRIBUTIONS.

          The Board of Directors, in its sole discretion, may authorize the Company to make distributions in cash at any time to all of the Members on a PRO RATA basis in accordance with the Members' Investment Percentages.

          5.9 WITHHOLDING.

          (a) The Board of Directors may withhold and pay over to the Internal Revenue Service (or any other relevant taxing authority) taxes from any distribution to any Member to the extent required by the Code or any other applicable law.

          (b) For purposes of this Agreement, any taxes so withheld by the Company with respect to any amount distributed by the Company to any Member shall be deemed to be a distribution or payment to such Member, reducing the amount otherwise distributable to such Member pursuant to this Agreement and reducing the Capital Account of such Member. If the amount of such taxes is greater than any such distributable amounts, then such Member and any successor to such Member's Interest shall pay to the Company as a contribution to the capital of the Company, upon demand of the Board of Directors, the amount of such excess.

          (c) The Board of Directors shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption. To the extent that a Member claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Member shall furnish the Board of Directors with such information and forms as such Member may be required to complete where necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Member represents and warrants that any such information and forms furnished by such Member shall be true and accurate and agrees to indemnify the Company and each of the Members from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.

                                   ----------

                                   ARTICLE VI

                           DISSOLUTION AND LIQUIDATION

                                   ----------

          6.1 DISSOLUTION.

          The Company shall be dissolved:

               (1) upon the affirmative vote to dissolve the Company by the Board of Directors;

               (2) upon the failure of Members to elect a successor Director at a meeting called by the Management Services Provider in accordance with Section 2.6(c) hereof when no Director remains to continue the business of the Company;

               (3) upon the affirmative vote of a "majority of the outstanding voting securities" of the Company, as such term is defined in the 1940 Act, at a meeting of Members called by the Board of Directors for the purpose of determining whether the Company should be dissolved in the event that the Company does not at least once during any 24-month period repurchase any of the Interests tendered in accordance with the procedures determined by the Board of Directors from time to time; or

               (4)  as required by operation of law.

Dissolution of the Company shall be effective on the later of the day on which the event giving rise to the dissolution shall occur or the conclusion of any applicable 60 day period during which the Board of Directors and Members may elect to continue the business of the Company as provided above, but the Company shall not terminate until the assets of the Company have been liquidated in accordance with Section 6.2 hereof and the Certificate has been canceled.

          6.2 LIQUIDATION OF ASSETS.

          (a) Upon the dissolution of the Company as provided in Section 6.1 hereof, the Board of Directors shall promptly appoint the Management Services Provider as the liquidator, and the Management Services Provider shall liquidate the business and wind up the affairs of the Company, except that if the Board of Directors does not appoint the Management Services Provider as the liquidator, or the Management Services Provider is unable to perform this function, a liquidator elected by Members holding a majority of the total number of votes eligible to be cast by all Members shall promptly liquidate the business and administrative affairs of the Company. Net Profit and Net Loss during the period of liquidation shall be allocated pursuant to Section 5.4 hereof. The proceeds from liquidation (after establishment of appropriate reserves for contingencies in such amount as the Board of Directors or the liquidator shall deem appropriate in its sole discretion as applicable) shall be distributed in the following manner:

               (1) the debts of the Company, other than debts, liabilities or obligations to Members, and the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), up to and including the date that distribution of the Company's assets to the Members has been completed, shall first be paid on a PRO RATA basis;

               (2) such debts, liabilities or obligations as are owing to the Members shall next be paid in their order of seniority and on a PRO RATA basis; and

               (3) the Members shall next be paid on a PRO RATA basis in accordance with their respective Capital Accounts after giving effect to all allocations to be made to such Members' Capital Accounts for the Fiscal Period ending on the date of the distributions under this Section 6.2(a)(3).

          (b) Anything in this Section 6.2 to the contrary notwithstanding, upon dissolution of the Company, the Board of Directors or other liquidator may distribute ratably in kind any assets of the Company; PROVIDED, HOWEVER, that if any in-kind distribution is to be made (i) the assets distributed in kind shall be valued pursuant to Section 7.3 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above, and (ii) any profit or loss attributable to property distributed in-kind shall be included in the Net Profit or Net Loss for the Fiscal Period ending on the date of such distribution.

                                   ----------

                                   ARTICLE VII

                  ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

                                   ----------

          7.1 ACCOUNTING AND REPORTS.

          (a) The Company shall adopt for tax accounting purposes any accounting method that the Board of Directors shall decide in its sole discretion is in the best interests of the Company. The Company's accounts shall be maintained in U.S. currency.

          (b) After the end of each Taxable Year, the Company shall furnish to each Member such information regarding the operation of the Company and such Member's Interest as is necessary for Members to complete Federal, state and local income tax or information returns and any other tax information required by Federal, state or local law.

          (c) Except as otherwise required by the 1940 Act, or as may otherwise be permitted by rule, regulation or order, within 60 days after the close of the period for which a report required under this Section 7.1(c) is being made, the Company shall furnish to each Member a semi-annual report and an annual report containing the information required by the 1940 Act. The Company shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles. The Company may furnish to each Member such other periodic reports as it deems necessary or appropriate in its discretion.

          7.2 DETERMINATIONS BY THE BOARD OF DIRECTORS.

          (a) All matters concerning the determination and allocation among the Members of the amounts to be determined and allocated pursuant to Article V hereof, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the Board of Directors unless specifically and expressly otherwise provided for by the provisions of this Agreement or required by law, and such determinations and allocations shall be final and binding on all the Members.

          (b) The Board of Directors may make such adjustments to the computation of Net Profit, Net Loss or any components comprising either of the foregoing as it considers appropriate to reflect fairly and accurately the financial results of the Company and the intended allocation thereof among Members.

          7.3 VALUATION OF ASSETS.

          (a) Except as may be required by the 1940 Act, the Board of Directors shall value or have valued any Securities or other assets and liabilities of the Company as of the close of business on the last day of each Fiscal Period in accordance with such valuation procedures as shall be established from time to time by the Board of Directors and which conform to the requirements of the 1940 Act. In determining the value of the assets of the Company, no value shall be placed on the goodwill or name of the Company, or the office records, files, statistical data or any similar intangible assets of the Company not normally reflected in the Company's accounting records, but there shall be taken into consideration any items of income earned but not received, expenses incurred but not yet paid, liabilities, fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to such valuation date.

          (b) The value of Securities and other assets of the Company and the net worth of the Company as a whole determined pursuant to this Section 7.3 shall be conclusive and binding on all of the Members and all parties claiming through or under them.

                                   ----------

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

                                   ----------

          8.1 AMENDMENT OF LIMITED LIABILITY COMPANY AGREEMENT.

          (a) Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with: (i) the approval of the Board of Directors (including the vote of a majority of the Independent Directors, if required by the 1940 Act) and (ii) if required by the 1940 Act, the approval of Members by such vote as is required by the 1940 Act.

          (b) Any amendment that would:

               (1) increase the obligation of a Member to make any contribution to the capital of the Company;

               (2) reduce the Capital Account of a Member other than in accordance with Article V; or

               (3)  modify the events causing the dissolution of the Company;

may be made only if (i) the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof or (ii) such amendment does not become effective until (A) each Member has received written notice of such amendment and (B) any Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board of Directors) to tender its entire Interest for repurchase by the Company.

          (c) The power of the Board of Directors to amend this Agreement at any time without the consent of Members as set forth in paragraph (a) of this
Section 8.1 shall specifically include the power to:

               (1) restate this Agreement together with any amendments hereto that have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document;

               (2) amend this Agreement (other than with respect to the matters set forth in Section 8.1(b) hereof) to effect compliance with any applicable law or regulation, including but not limited to, to satisfy the requirements, or to reflect any relaxation of such requirements in the future, of the Bank Holding Company Act of 1956, as amended, or other U.S. banking laws, or any regulations, guidelines or policies or interpretations of the banking regulatory agencies or the staff thereof, or to cure any ambiguity or to correct or supplement any provision hereof that may be inconsistent with any other provision hereof; and

               (3) amend this Agreement to make such changes as may be necessary or advisable to ensure that the Company will not be treated as an association or as a publicly traded partnership taxable as a corporation as defined in Section 7704(b) of the Code.

          (d) The Board of Directors shall cause written notice to be given of any amendment to this Agreement (other than any amendment of the type contemplated by clause (1) of Section 8.1(c) hereof) to each Member, which notice shall set forth (i) the text of the amendment or (ii) a summary thereof and a statement that the text thereof will be furnished to any Member upon request.

          8.2 SPECIAL POWER OF ATTORNEY.

          (a) Each Member hereby irrevocably makes, constitutes and appoints each Director, acting severally, and any liquidator of the Company's assets appointed pursuant to Section 6.2 hereof with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

               (1) any amendment to this Agreement that complies with the provisions of this Agreement (including the provisions of Section 8.1 hereof);

               (2) any amendment to the Certificate required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Company; and

               (3) all such other instruments, documents and certificates that, in the opinion of legal counsel to the Company, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Company as a limited liability company under the Delaware Act.

          (b) Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Company without such Member's consent. If an amendment to the Certificate or this Agreement or any action by or with respect to the Company is taken in the manner contemplated by this Agreement, each Member agrees that, notwithstanding any objection that such Member may assert with respect to such action, the attorneys-in-fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner that may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Member is fully aware that each Member will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Company.

          (c) This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of each of the Directors and as such:

               (1) shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Company or Board of Directors shall have had notice thereof; and

               (2) shall survive the delivery of a Transfer by a Member of the whole or any portion of such Member's Interest, except that where the transferee thereof has been approved by the Board of Directors for admission to the Company as a substituted Member, this power-of-attorney given by the transferor shall survive the delivery of such assignment for the sole purpose of enabling the Board of Directors to execute, acknowledge and file any instrument necessary to effect such substitution.

          8.3 NOTICES.

          Notices that may be or are required to be provided under this Agreement shall be made, if to a Member, by regular mail, or if to the Board of Directors or the Management Services Provider, by hand delivery, registered or certified mail return receipt requested, commercial courier service, telex or telecopier, and shall be addressed to the respective parties hereto at their addresses as set forth in the books and records of the Company. Notices to the Company shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, telex or telecopier. Notices to Members shall be deemed to have been provided when mailed to Members at their addresses as set forth in the books and records of the Company. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means. Each Member agrees to notify the Company (or its designated agent) of any change of address.

          8.4 AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS.

          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the parties hereunder may not be transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof that is not made pursuant to the terms of this Agreement shall be void.

          8.5 APPLICABILITY OF 1940 ACT AND FORM N-2.

          The parties hereto acknowledge that this Agreement is not intended to, and does not, set forth the substantive provisions contained in the 1940 Act and the Form N-2 that affect numerous aspects of the conduct of the Company's business and of the rights, privileges and obligations of the Members. Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act and the Form N-2.

          8.6 CHOICE OF LAW; ARBITRATION.

          (a) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act without regard to the conflict of law principles of such State.

          (b) Unless otherwise agreed in writing, each Member agrees to submit all controversies arising between Members or one or more Members and the Company to arbitration in accordance with the provisions set forth below and understands that:

               (1)  arbitration is final and binding on the parties;

               (2) they are waiving their right to seek remedies in court, including the right to a jury trial;

               (3) pre-arbitration discovery is generally more limited and different from court proceedings;

               (4) the arbitrator's award is not required to include factual findings or legal reasoning and a party's right to appeal or to seek modification of rulings by arbitrators is strictly limited; and

               (5) the panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

          (c) All controversies that may arise among Members and one or more Members and the Company concerning this Agreement shall be determined by arbitration in New York City in accordance with the Federal Arbitration Act, to the fullest extent permitted by law. Any arbitration under this Agreement shall be determined before and in accordance with the rules then obtaining of either the New York Stock Exchange, Inc. (the "NYSE") or the Financial Industry Regulatory Authority, Inc. ("FINRA"), as the Member or entity instituting the arbitration may elect. If the NYSE or FINRA does not accept the arbitration for consideration, the arbitration shall be submitted to, and determined in accordance with the rules then obtaining of, the Center for Public Resources, Inc. in New York City. Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction of the Person or Persons against whom such award is rendered. Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Agreement. Each Member agrees that the determination of the arbitrators shall be binding and conclusive upon them.

          (d) No Member shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any Person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until:
(i) the class certification is denied; (ii) the class is decertified; or (iii) the Member is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

          8.7 NOT FOR BENEFIT OF CREDITORS.

          The provisions of this Agreement are intended only for the regulation of relations among past, present and future Members, Directors and the Company. This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non-Member creditors under this Agreement.

          8.8 CONSENTS.

          Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Company.

          8.9 MERGER AND CONSOLIDATION.

          (a) The Company may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities pursuant to an agreement of merger or consolidation that has been approved in the manner contemplated by Section 18-209(b) of the Delaware Act.

          (b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with Section 18-209(b) of the Delaware Act may, to the extent permitted by
Section 18-209(f) of the Delaware Act, (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited liability company agreement for the Company if it is the surviving or resulting limited liability company in the merger or consolidation, or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting limited liability company.

          8.10 PRONOUNS.

          All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Person or Persons may require in the context thereof.

          8.11 CONFIDENTIALITY.

          (a) A Member may obtain from the Company such information regarding the affairs of the Company as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location and at whose expense) established by the Board of Directors.

          (b) Each Member covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish or make accessible to any other Person the name and/or address (whether business, residence or mailing) of any Member (collectively, "Confidential Information") without the prior written consent of the Board of Directors, which consent may be withheld in its sole discretion.

          (c) Each Member recognizes that in the event that this Section 8.11 is breached by any Member or any of its principals, partners, members, directors, officers, employees or agents or any of its Affiliates, including any of such Affiliates' principals, partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching Members and the Company. Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Members and the Company may be entitled, such Members shall also have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys' fees and other litigation expenses incurred in connection therewith. In the event that any non-breaching Member or the Company determines that any of the other Members or any of its principals, partners, members, directors, officers, employees or agents or any of its Affiliates, including any of such Affiliates' principals, partners, members, directors, officers, employees or agents should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the other non-breaching Members agrees to pursue in a court of appropriate jurisdiction such injunctive relief.

          (d) Notwithstanding anything in this Agreement to the contrary, each Member (and each employee, representative, or other agent of such Member) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of (i) the Company and (ii) any of its transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to the Member relating to such tax treatment and tax structure.

          8.12 CERTIFICATION OF NON-FOREIGN STATUS.

          Each Member or transferee of an Interest from a Member shall certify, upon admission to the Company and at such other times thereafter as the Board of Directors may request, whether such Member is a "United States Person" within the meaning of Section 7701(a)(30) of the Code on forms to be provided by the Company, and shall notify the Company within 30 days of any change in such Member's status. Any Member who shall fail to provide such certification when requested to do so by the Board of Directors may be treated as a non-United States Person for purposes of U.S. federal tax withholding.

          8.13 SEVERABILITY.

          If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law. If any provisions of this Agreement are held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

          8.14 FILING OF RETURNS.

          The Board of Directors or its designated agent shall prepare and file, or cause the Administrator or accountants of the Company to prepare and file, a Federal information tax return in compliance with Section 6031 of the Code and any required state and local income tax and information returns for each tax year of the Company.

          8.15 TAX MATTERS PARTNER.

          (a) A Director who is a Member shall be designated on the Company's annual Federal information tax return, and have full powers and responsibilities, as the Tax Matters Partner of the Company for purposes of
Section 6231(a)(7) of the Code. In the event that no Director is a Member, a Member shall be so designated. Should any Member be designated as the Tax Matters Partner for the Company pursuant to Section 6231(a)(7) of the Code, it shall, and each Member hereby does, to the fullest extent permitted by law, delegate to a Director selected by the Board of Directors all of its rights, powers and authority to act as such Tax Matters Partner and hereby constitutes and appoints such Director as its true and lawful attorney-in-fact, with power to act in its name and on its behalf, including the power to act through such agents or attorneys as it shall elect or appoint, to receive notices, to make, execute and deliver, swear to, acknowledge and file any and all reports, responses and notices and to do any and all things required or advisable, in the Director's judgment, to be done by such a Tax Matters Partner. Any Member designated as the Tax Matters Partner for the Company under Section 6231(a)(7) of the Code shall be indemnified and held harmless by the Company from any and all liabilities and obligations that arise from or by reason of such designation.

          (b) Each Person (for purposes of this Section 8.15, called a "Pass-Thru Member") that holds or controls an interest as a Member on behalf of, or for the benefit of, another Person or Persons, or which a Pass-Thru Member is beneficially owned (directly or indirectly) by another Person or Persons, shall, within 30 days following receipt from the Tax Matters Partner of any notice, demand, request for information or similar document, convey such notice or other document in writing to all holders of beneficial interests in the Company holding such interests through such Pass-Thru Member. In the event the Company shall be the subject of an income tax audit by any Federal, state or local authority, to the extent the Company is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding upon, the Company and each Member thereof. All expenses incurred in connection with any such audit, investigation, settlement or review shall be borne by the Company.

          8.16 SECTION 754 ELECTION.

          In the event of a distribution of Company property to a Member or an assignment or other transfer (including by reason of death) of all or part of the interest of a Member in the Company, the Board of Directors, in its discretion, may cause the Company to elect, pursuant to Section 754 of the Code, or the corresponding provision of subsequent law, to adjust the basis of the Company's property as provided by Sections 734 and 743 of the Code.


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

          8.17 MEMBER TAX BASIS.

          Upon request of the Board of Directors, each Member agrees to provide to the Board of Directors information regarding its adjusted tax basis in its interest in the Company along with documentation substantiating such amount.


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

     EACH OF THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE PRE-DISPUTE ARBITRATION CLAUSE SET FORTH IN SECTION 8.6 AND THE CONFIDENTIALITY CLAUSE SET FORTH IN SECTION 8.11.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        DIRECTORS:


                                        /s/ Alan Brott
                                        ----------------------------------------
                                        Name: Alan Brott


                                        /s/ John C. Hover II
                                        ----------------------------------------
                                        Name: John C. Hover II


                                        /s/ Victor F. Imbimbo, Jr.
                                        ----------------------------------------
                                        Name: Victor F. Imbimbo, Jr.


                                        /s/ Stephen V. Murphy
                                        ----------------------------------------
                                        Name: Stephen V. Murphy


                                        /s/ Thomas G. Yellin
                                        ----------------------------------------
                                        Name: Thomas G. Yellin

                                        MEMBERS:

                                        Each Person who shall sign a Member
                                        Signature Page and who shall be accepted by the Board of Directors to the Company as a Member.


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